EXHIBIT 10.107.2

DATED 13th. JUNE, 2002

TARRANT COMPANY LIMITED (1)

and

MARBLE LIMITED (2)

and

TRADE LINK HOLDINGS LIMITED (3)

and

UPS CAPITAL GLOBAL TRADE
FINANCE CORPORATION (4)

SYNDICATED COMPOSITE
GUARANTEE AND DEBENTURE

BARLOW LYDE & GILBERT
24th Floor
Nine Queen’s Road Central
Hong Kong

THIS DEBENTURE is made the 13th. day of June, 2002

BETWEEN:-

(1)  THE COMPANIES referred to in Schedule 1 (together the “Obligors” and individually an “Obligor”); and

(2)  UPS CAPITAL GLOBAL TRADE FINANCE CORPORATION in its capacity as trustee for the Beneficiaries (the “Security Trustee”).

IT IS AGREED as follows:-

1   DEFINITIONS AND INTERPRETATION

1.1  In this Debenture, including the Schedules, the following words and expressions shall (except where the context otherwise requires) have the following meanings:-

“Beneficiaries”	the Security Trustee, the Agent and each of the Banks and “Beneficiary” means any one of them;

“Charged Assets”
in relation to each Obligor, all of its property or properties and/or other assets and, where the context so admits, each of them and any part thereof and the proceeds of the disposal of the same and all rights, title and interest in and to the same, in each such case as may now or in the future be the subject of the security constituted or intended to be constituted by this Debenture;

“Debts”
in relation to each Obligor, (i) all book debts, both present and future, due or owing to such Obligor and all other monetary debts and claims, choses in action and other rights and benefits both present and future (including, in each such case, the proceeds thereof and all damages and dividends in relation thereto) due or owing to such Obligor and the benefit of all related rights and remedies (including under negotiable or non-negotiable instruments, letters of credit, guarantees, indemnities, legal and equitable charges, reservation of proprietary rights, rights of tracing and liens) and (ii) all sums, both present and future, due or owing to such Obligor by way of grant, subsidy or refund by any statutory, legal or governmental body, authority or institution;

“Derivative Assets”	all assets deriving from any of the Securities owned by any Obligor including all allotments, accretions, offers, rights, dividends, interest, income, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to any of the Securities and all stocks, shares, rights, money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, exchange, purchase, substitution, option, interest or otherwise in respect thereof;

“Encumbrance”
any mortgage, charge, assignment by way of security, pledge, lien, hypothecation, right of set-off, reservation of title arrangement, preferential right (save as arising under the general law for the protection of certain classes of creditors) or any trust, flawed asset or other arrangement for the purpose of and having a similar effect to the granting of security, or other security interest of any kind;

“Expenses”
all banking, legal and other costs, charges, expenses and/or liabilities paid or, if earlier, incurred by or on behalf of any Beneficiary or any Receiver in each case on a full indemnity basis in relation to any of the Charged Assets or in protecting, preserving, improving, considering the enforcement or exercise of or enforcing or exercising or attempting to enforce or exercise, any rights arising under or pursuant to any of the Finance Documents and/or in procuring the payment, performance or discharge of any of the Secured Obligations and including, without limitation, the principal amount of any borrowings together with interest thereon and all other expenses and/or liabilities of any Beneficiary or any Receiver paid or incurred from time to time in relation to the exercise of any right or power on the part of any Beneficiary or any Receiver referred to in the Finance Documents;

“Facility Agreement”
the syndicated letter of credit facility agreement entered into on even date herewith between the Obligors (1), the Banks (2) and UPS Capital Global Trade Finance Corporation as Agent and Issuing Bank (3) whereby it was agreed that there should be made available to the Obligors a letter of credit facility of up to US$25 million upon the terms and conditions contained therein;

“Finance Documents”
the Facility Agreement, this Debenture, the Security Documents and all other documents from time to time entered into by any Obligor or any other person in connection with or pursuant to the terms of the Facility Agreement, this Debenture, the Security Documents or any other such document, in each case as amended or modified from time to time;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Investments”	in relation to each Obligor, its Securities and the Derivative Assets relating to such Securities;

“Quota”
in relation to each Obligor, all its rights, title to and interest in any textile export quota in respect of which the Obligor is the registered holder, or in which it otherwise has an interest, including without limitation the textile export quota which is more particularly specified in Schedule 3;

“Receivables Account”	any separate and denominated account as may be maintained by any of the Obligors with a bank (other than any Beneficiary) in accordance with the provisions of Clause 7.3;

“Receiver”	a receiver and/or manager (including, as the context admits, an administrative receiver) appointed under this Debenture;

“Secured Obligations”
all monies, obligations and liabilities (whether present or future, actual or contingent) on the part of each Obligor to any Beneficiary to be paid, performed or discharged, whether directly or indirectly, under or pursuant to the terms of any of the Finance Documents and/or in connection with the loan facility or other financial accommodation from time to time granted or otherwise made available pursuant thereto, together with all Expenses and any interest charged under the terms of this Debenture;

“Securities”
in relation to each Obligor, all shares, stocks, debentures, debenture stock, bonds and securities of any kind whatsoever owned by such Obligor (including rights to subscribe for, convert into or otherwise acquire the same) whether marketable or otherwise, and all other interests (including loan capital) of such Obligor both present and future in any company, firm, consortium or entity wherever situate including those details of which appear in Schedule 2 and set opposite the name of such Obligor; and

“Security Documents”
(i) the guarantee and security agreement entered into on even date herewith by Tarrant Apparel Group and Fashion Resource (TCL) Inc in favour of the Security Trustee; (ii) the guarantee entered into on even date herewith by Mr Gerard Guez in favour of the Security Trustee; (iii) a charge over shares executed on even date herewith by Fashion Resource (TCL) Inc. in favour of the Security Trustee in respect of its shares in Tarrant Company Limited, and (iv) the Intercreditor Agreement, in each case as amended or modified from time to time.

1.2  Words and phrases which are not defined or construed in this Debenture but which are defined or construed in the Facility Agreement, the Companies Ordinance or the Bankruptcy Ordinance shall be construed as having the meanings ascribed to them therein. To the extent that there is any inconsistency between the terms of this Debenture and the Facility Agreement, the terms of the Facility Agreement shall prevail.

1.3  In construing this Debenture, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things and general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words. In addition, the words “any of” shall be construed as a reference to any one or more (including all) of the rights, assets, liabilities or other things referred to.

1.4  The security constituted by, and the rights of the Security Trustee under, this Debenture shall be enforceable notwithstanding any change in the constitution of any Beneficiary or any Beneficiary’s absorption in or amalgamation with any other person or the acquisition of all or part of any Beneficiary’s undertaking by any other person.

1.5  The headings in this Debenture are inserted for convenience only and shall not affect its construction or interpretation and references to a Clause or Schedule are (unless otherwise stated) to a Clause in, or a Schedule to, this Debenture.

1.6  Any reference in this Debenture to “this Debenture” or to any other agreement or document shall, unless the context otherwise requires, be construed as a reference to this Debenture or to such other agreement or document as the same may from time to time be amended, varied, supplemented, novated or replaced and shall include any document which is supplemental to, is expressed to be collateral with, or is entered into pursuant to or in connection with, the terms of this Debenture or of such other agreement or document.

1.7  The illegality, invalidity or unenforceability of any provision of this Debenture under the law of any jurisdiction shall not affect its validity or enforceability under the law of any other jurisdiction.

1.8  Save where the context otherwise requires, the plural of any term includes the singular and vice versa.

1.9  Any reference in this Debenture to any ordinance, statute or statutory provision shall, unless the context otherwise requires, be construed as a reference to such ordinance, statute or statutory provision as in force at the date of this Debenture and as subsequently re-enacted or consolidated and shall also include all instruments, orders and regulations for the time being made thereunder or deriving validity therefrom.

1.10  In this Debenture any reference to the “Agent”, the “Arranger”, the “Security Trustee”, the “Obligor” any “Bank” or any “Beneficiary” shall, unless the context otherwise requires, be construed so as to include their respective assignees, Transferees or successors in title, whether immediate or derivative in relation to their respective interests.

1.11  The obligations of the Obligors under this Debenture are joint and several.

2   CHARGING PROVISIONS

2.1  Fixed Charges

Each Obligor, as beneficial owner and as a continuing security for the payment and discharge of the Secured Obligations, hereby charges to the Security Trustee (in each case as trustee for and on behalf of each of the Beneficiaries):-

2.1.1  by way of first fixed charge and agrees to mortgage to the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) its Investments;

2.1.2  by way of first fixed charge its Quota;

2.1.3  by way of first fixed charge its Debts, and all deeds and documents from time to time relating to its Charged Assets; and

2.1.4  by way of first fixed charge all the rights, title and interest of such Obligor in and to all chattels from time to time hired, leased or rented by such Obligor to any other person together, in each case, with the benefit of the related hiring, leasing or rental contract and any guarantee, indemnity or other security for the performance of the obligation of any person under or in respect of such contract.

2.2  Floating Charge

Each Obligor, as beneficial owner and as a continuing security for the payment, performance and discharge of the Secured Obligations, hereby charges to the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) by way of floating charge the undertaking and all property, assets and rights of such Obligor, whatsoever and wheresoever, both present and future (save insofar as any of the same shall for the time being be effectively mortgaged or charged by way of specific fixed charge under the provisions of Clauses 2.1.1 to 2.1.4 inclusive or assigned by way of security under the provisions of Clause 2.3).

2.3  Assignments by way of Security

Each Obligor as beneficial owner and as a continuing security for the payment, performance and discharge of the Secured Obligations hereby assigns and agrees to assign by way of security to the Security Trustee (in each case as trustee for and on behalf of each of the Beneficiaries) all its rights, title and interest in and to each

Receivables Account maintained by it and any monies from time to time standing to the credit of any such account.

3   PAYMENT OF THE SECURED OBLIGATIONS

3.1  Covenant

Each of the Obligors hereby jointly and severally covenants to pay, perform and discharge to the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) the Secured Obligations on the due date or dates for payment, performance and discharge or, in the absence of any such date, forthwith upon any demand made by the Security Trustee.

3.2  Interest

Save to the extent that the Security Trustee is otherwise entitled to do so under the Facility Agreement, interest may be added by the Security Trustee to any of the Secured Obligations which shall remain unpaid on the due date for payment, from such date until payment (whether before, on or at any time after demand or judgment or the liquidation of any Obligor) at the rate of three per cent (3%) per annum above the Prime rate for the time being of Bank of America, which interest may be compounded (whether before, on or at any time after demand or judgment or the liquidation of any Obligor), by the Security Trustee with monthly rests to the extent that it shall remain unpaid.

4   GUARANTEE AND INDEMNITY

4.1  Guarantee

Each of the Obligors unconditionally and irrevocably guarantees to the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) the due and punctual payment, performance and discharge by each other Obligor of the Secured Obligations. If and whenever any Obligor shall default in the payment, performance or discharge of any of the Secured Obligations, each other Obligor shall, upon written demand by the Security Trustee, promptly pay, perform or discharge to the Security Trustee (for the account of the Beneficiaries) the Secured Obligations in respect of which such default has been made.

4.2  Indemnity

Each Obligor agrees to indemnify and hold harmless the Security Trustee and each of the Beneficiaries from time to time on demand for and against any loss incurred by any such person as a result of any of the Secured Obligations being or becoming void, voidable or unenforceable for any reason whatsoever, whether known to such person or persons or not. The amount of such loss shall be the amount which the person or persons suffering it would otherwise have been entitled to recover from such other Obligor.

4.3  Continuing Security

The obligations of each Obligor under this Debenture are continuing obligations and shall remain in force until all of the Secured Obligations have been discharged in full. The obligations of each Obligor under this Debenture shall not be (or be construed so as to be) satisfied by any intermediate discharge or payment of or on account of any of the Secured Obligations or any settlement of account between the Security Trustee or any other Beneficiary and any Obligor or any other person, or any other matter.

4.4  Protective Provisions

Neither the obligations of any Obligor nor the rights and remedies of the Security Trustee under any of the Finance Documents or otherwise conferred by law shall be discharged, prejudiced or impaired by reason of:-

4.4.1 any variation of any of the Secured Obligations or of the terms or conditions of any of the Finance Documents or of any Encumbrance, guarantee or other assurance held or to be held as security for the payment, performance or discharge of any of the Secured Obligations (any such Encumbrance, guarantee or other assurance together referred to in this Clause 4 as “related security”);

4.4.2 any failure on the part of any Beneficiary (whether intentional or not) to take, perfect or realise (whether in full or in part) the security constituted or intended to be constituted by this Debenture or any related security now or in the future agreed to be taken in respect of any of the Secured Obligations;

4.4.3 any incapacity or change in the constitution of any party to any of the Finance Documents or to any related security;

4.4.4 any of the Secured Obligations or any obligation of any person under any of the Finance Documents or under any related security being or becoming invalid, illegal, void or unenforceable for any reason;

4.4.5 any time or other indulgence given or agreed to be given to, or any composition or other arrangement made with or accepted from, any Obligor in respect of any of the Secured Obligations or any other person in respect of any of its obligations under any related security;

4.4.6 any waiver or release of any of the Secured Obligations or of any obligation of any person under any related security or any failure to realise, in full or in part, the value of, or any discharge or exchange of the security constituted or intended to be constituted by this Debenture or any related security;

4.4.7 any Obligor or any other person party to any of the Finance Documents or any related security being wound up, going into administration or liquidation or making any composition or arrangement with its creditors (whether or not sanctioned by the court and whether or not any Beneficiary has agreed to such compromise or arrangement) and so that where, by virtue of any compromise or arrangement, any of the Secured Obligations are transferred to any other person, the guarantee and indemnity of each Obligor contained in this Debenture shall take effect as if the term “Obligor” included such other person; or

4.4.8  any other act, event or omission which, but for this provision, would or might operate to offer any legal or equitable defence for or impair or discharge any of the Secured Obligations or any obligation of any person under any related security or prejudicially affect the rights or remedies of the Security Trustee under this Debenture or otherwise conferred by law.

4.5  Independent Obligations

The obligations of each Obligor under this Debenture is additional to, and not in substitution for, any related security and the obligations assumed by such Obligor under this Debenture may be enforced without first having recourse to any related security and without making or filing any claim or proof in a winding-up or dissolution of any other Obligor or any other person party to any of the Finance Documents or any related security or first taking any steps or proceedings against any other Obligor or any such person.

4.6  Non-Competition

Until all of the Secured Obligations have been satisfied in full and none of the Beneficiaries are under any further obligation, actual or contingent, to any Obligor, no Obligor shall:-

4.6.1  exercise any right of subrogation, indemnity, set-off or counterclaim against any other Obligor or any person party to any related security;

4.6.2  claim payment of any other monies for the time being due to it by any other Obligor or any person party to any related security by reason of the performance by it of its obligations under any of the Finance Documents or under any related security or on any account whatsoever or exercise any other right or remedy or enforce any security, guarantee or other assurance which it has in respect thereof;

4.6.3  claim any contribution from any other Obligor, or any other person party to any of the Finance Documents or any related security;

4.6.4  negotiate, assign, charge or otherwise dispose of any monies, obligations or liabilities now or at any future time due or owing to it by any other Obligor or any person party to any related security or any encumbrance, guarantee or other assurance in respect thereof; or

4.6.5  claim or prove in a winding-up or dissolution of any other Obligor or any other person party to any of the Finance Documents or any related security in competition with any Beneficiary; and

if any Obligor receives any sums in contravention of this Clause 4.6, it shall hold them on trust to be applied promptly in or towards the satisfaction of the Secured Obligations.

4.7  No Security

Each Obligor warrants that it has not taken, and agrees that it will not take, from any other Obligor or any person party to any related security any Encumbrance, guarantee or other assurance in respect of or in connection with its obligations under this Debenture. If any Obligor takes any such Encumbrance, guarantee or other assurance in contravention of this Clause, it shall hold it on trust for the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) until such time as all the Secured Obligations have been satisfied in full (and none of the Beneficiaries is under any further obligation, actual or contingent, to any Obligor) and shall on request promptly deposit the same with and/or charge the same to the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) in such manner as the Security Trustee may require as a security for the due and punctual payment, performance and discharge by such Obligor of the Secured Obligations.

4.8  Suspense Account

If any Obligor is wound up, goes into liquidation or makes any composition or arrangement with its creditors, neither the existence of this Debenture nor any monies received or recovered by the Security Trustee pursuant to this Debenture shall impair the right of the Security Trustee to prove in such winding-up, liquidation, composition or arrangement for the total amount due from such Obligor. The Security Trustee may at any time and from time to time place and, for so long as it thinks fit, keep any monies received or recovered under this Debenture in a separate or suspense account, in such name as it thinks fit, without any intermediate obligation on its part to apply the same in or towards discharge of the Secured Obligations.

5   REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants to the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) that:-

5.1  Beneficial owner:    it is the sole, absolute and beneficial owner of the Quota specified in Schedule 3 opposite its name, the Securities specified in Schedule 2 opposite its name and of all other Investments owned by it as at the date of this Debenture and it is the sole legal and beneficial owner of its other Charged Assets free and clear from any Encumbrance other than under or pursuant to the Facility Agreement or this Debenture;

5.2  No disposals:    except in accordance with the terms of the Facility Agreement, it has not disposed of any interest in, or granted any rights (whether of pre-emption or otherwise) over, any of its Charged Assets nor agreed to do any of the same or subordinated or agreed to subordinate to the rights of any other person in relation to debts owed to such person, or released or agreed to release, any of its rights in or to any of its Debts; and

5.3  No claims:    none of its Charged Assets is the subject of any claim, assertion, infringement, attack, right, action or other restriction or arrangement of whatever nature which does or may impinge upon the validity, enforceability or ownership of its Charged Assets by such Obligor or their utilisation by such Obligor and its Investments are and will be fully paid up.

6   COVENANTS

6.1  General Covenants

Each Obligor covenants with the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) that it will:-

6.1.1  Quota:    take all such steps as may be necessary to protect, maintain and renew its Quota, including without limitation by ensuring that it utilises its full Quota for each category of goods in each year (subject to Clause 9.4);

6.1.2  Licences:    take all such steps as may be necessary to protect, maintain and renew its Licences;

6.1.3  Obligations generally:    comply with its obligations in the Finance Documents and comply with every covenant (whether restrictive or otherwise), obligation and provision on its part to be complied with (and use its best endeavours to procure compliance by each other party thereto with every covenant, obligation and provision on the part of each such other party to be complied with) contained in any document affecting or constituting any of its Charged Assets or their use and enjoyment and not enter into any onerous or restrictive obligations affecting any of its Charged Assets;

6.1.4  Deeds:    deposit with the Security Trustee and permit the Security Trustee to hold and retain all deeds and documents relating to or constituting any of its Charged Assets and hold on trust for the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) any such deeds and documents not for the time being so deposited (and such Obligor hereby declares itself as trustee accordingly);

6.1.5  Registrations:    make all such filings and registrations and take all such other steps as may be necessary in connection with the creation, perfection or protection of the security constituted or intended to be constituted by this Debenture and pay all application, registration, renewal and other fees necessary for effecting, protecting, maintaining or renewing registrations in respect of any of its Charged Assets;

6.1.6  Value of the security:    not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the security constituted or intended to be constituted by this Debenture;

6.1.7  Dealings with Charged Assets:    not amend, vary, supplement, replace, release, novate, waive, surrender, determine, discharge, rescind or avoid any of its Charged Assets nor compound, grant any time or other indulgence or otherwise deal with any of its Charged Assets nor purport to do so (save, in the case of assets of such Obligor charged by this Debenture by way of floating charge only, in the ordinary course of its operations).

6.2  Information Covenants

6.2.1  General:    The Security Trustee may at any time seek from any person having dealings with any Obligor such information about such Obligor and its affairs as the Security Trustee may think fit. Each Obligor authorises and requests any such person to provide any such information to the Security Trustee and agrees to provide such further authority for this purpose as the Security Trustee may require from time to time.

6.2.2  Investigations:    If the Security Trustee so requests at any time, all or any of the Obligors shall appoint accountants nominated by the Security Trustee to investigate the financial affairs of each such Obligor, and/or any subsidiary of each such Obligor and/or any company of which each such Obligor is a subsidiary. For the purposes of this Clause 6.3.2, each Obligor authorises the Security Trustee to make such appointment on such Obligor’s behalf. In every case where accountants are so appointed in relation to any Obligor, the costs, fees and expenses of such accountants shall be paid by such Obligor, but the Security Trustee may, at its sole discretion, pay such costs, fees and expenses on behalf of such Obligor and, in such case, such Obligor agrees to reimburse the Security Trustee forthwith on demand.

7   COLLECTION OF DEBTS AND RELATED MATTERS

Each Obligor covenants with the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) that it will:-

7.1  Collection:    get in and realise its Debts in the ordinary course of its business and not release, exchange, compound, set off, grant time or indulgence, subordinate its rights in respect of any of its Debts to the rights of any other person in relation to debts owed to such person or otherwise deal with its Debts in favour of any person (nor, in each such case, purport to do so) save in the ordinary course of its business and, in any event, not sell, assign, factor, discount or otherwise charge its Debts in favour of any person, nor purport to do so;

7.2  Assignments:    without prejudice to the generality of Clause 11.1, if called upon by the Security Trustee to do so, execute in favour of the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) or as the Security Trustee may otherwise direct, assignments of its Debts or such other transfers or equivalent arrangements as the Security Trustee may require and take such steps as the Security Trustee may require to perfect such assignments, transfers or equivalent arrangements including, without prejudice to the generality of the foregoing and without prejudice to the Security Trustee’s right to do so, giving notice of any such assignment, transfer or other arrangement to any of the persons (as the Security Trustee shall specify) from whom its Debts are due, owing or incurred by delivery to each such person of a Notice of Assignment duly executed by such Obligor and procuring that each such person delivers to the Security Trustee (if the

Security Trustee so requires) a written acknowledgement substantially in the form of the acknowledgement and agreement attached to the Notice of Assignment; and

7.3  Designated accounts:    subject and without prejudice to the provisions of this Debenture and to any provisions in the Facility Agreement regarding payments into any designated account, unless the Security Trustee otherwise agrees, pay the proceeds of its Debts into a separate and denominated account with the Security Trustee or into such an account (governed by a mandate in form and substance satisfactory to the Security Trustee conferring control over such account on the Security Trustee) with such other bank as the Security Trustee may from time to time specify in writing, and so that such Obligor hereby declares itself trustee of the proceeds of any such Debts not from time to time so paid to hold the same upon trust for the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) to pay the same to the Security Trustee in or towards payment and discharge of the Secured Obligations in such order and manner as the Security Trustee may in its absolute and unfettered discretion from time to time conclusively determine.

8   INSURANCE

8.1  Insurance Covenants

Each Obligor covenants with the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) that it will at its own expense (failing which the Security Trustee may elect, and is hereby authorised, to procure such compliance), comply with (or procure compliance with) all obligations as to insurance imposed by the terms of any prior mortgage or charge, lease, agreement for lease, tenancy or other binding contract comprised in and/or affecting any of its Charged Assets or under which such Obligor derives its title or interest to any relevant Charged Asset and, subject to the foregoing and so far as not inconsistent with the said terms, such Obligor shall:-

8.1.1  insure and keep insured all fixed and other plant and machinery forming part of its Charged Assets with insurers previously approved by the Security Trustee in writing against loss or damage by fire, explosion, storm, malicious damage, and such other risks and contingencies as the Security Trustee shall from time to time require, to a minimum of the full cost of reinstatement thereof from time to time;

8.1.2  maintain such other insurances as are normally maintained by prudent companies carrying on similar business (including public liability insurance and employees’ liability insurance);

8.1.3  punctually pay all premiums and other sums payable under or in relation to each policy in which it is interested and promptly, if the Security Trustee so requests, produce evidence satisfactory to the Security Trustee of such payments;

8.1.4  not make, do, consent or agree to any act or omission which would or might render any policy in which it is interested invalid, void, voidable or unenforceable or render any proceeds of any such policy irrecoverable whether in whole or in part, and not alter the terms of any such policy or allow any such policy to lapse; and

8.1.5  effect all insurances pursuant to Clause 8.1.1 with the Security Trustee named as joint insured or, where the Security Trustee agrees that joint insurance shall not be practicable, with the interest of the Security Trustee endorsed on the relevant policy in which it is interested and every such policy shall contain a standard mortgagee clause whereby such insurance shall not be vitiated or avoided as against a mortgagee in the event or as a result of any misrepresentation, act or neglect or failure to make disclosure on the part of the insured party or in the event of any circumstances beyond the control of the insured party.

8.2  Declaration of Trust

Each Obligor hereby declares itself as trustee of all monies not paid directly to the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) by the insurers in relation to any policy in which it is interested whether or not effected or maintained pursuant to the obligations of such Obligor under this Clause 8, to hold the same upon trust to apply the same either in making good to the satisfaction of the Security Trustee the loss or damage in respect of which the same may have been received (such Obligor making good any deficiency from its own resources) or, at the option of the Security Trustee and without prejudice to any obligations and/or entitlements expressly provided in the relevant Policy or to any rights, claims and/or obligations having priority to the obligations imposed by this Debenture, to pay the same to the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) for application in or towards payment and discharge of the Secured Obligations in accordance with the Facility Agreement.

9   THE INVESTMENTS AND QUOTA

9.1  Obligors’ covenants in respect of the Investments

Each Obligor covenants with the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) that it will:-

9.1.1  Deposit of documents of title:    without prejudice to the generality of the provisions of Clause 6.2.3, forthwith upon execution of this Debenture and as soon as practicable following its acquisition of any Investment deposit or procure the deposit with the Security Trustee and permit the Security Trustee to hold and retain all stock and share certificates and documents of title relating to each of its Investments at such time;

9.1.2  Execution of transfers:    without prejudice to the generality of the provisions of Clause 11.1, forthwith upon execution of this Debenture (in relation to the Securities details of which appear in Schedule 2 opposite its name) and as soon as practicable following its acquisition of any Investment and at any other time upon request by the Security Trustee promptly deliver to the Security Trustee such instruments of transfer (with the name of the transferee, the consideration and the date left blank, but otherwise duly completed and executed) and other documents as the Security Trustee may from time to time require for perfecting its title to the Investments of such Obligor (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or any of its nominees or in any purchaser provided that, in the event of any such transfer being effected, neither the Security Trustee nor any of its nominees shall be liable for any loss occasioned by any exercise or non-exercise of rights attached to such Investments or by any failure to report to such Obligor any notice or other communication received in respect of such Investments;

9.1.3  No restrictions on transfer:    ensure that its Investments are at all times free from any restriction on transfer (whether under any relevant constitutive documents or otherwise) by the Security Trustee or any of its nominees to perfect or enforce the security constituted or intended to be constituted by this Debenture and procure that the board of directors of any Company in which any of its Investments are held approve any transfer of any of its Investments desired to be made by the Security Trustee in the exercise of the rights, powers and remedies conferred upon it by this Debenture or by law;

9.1.4  Derivative Assets:    upon the accrual, offer or issue of any Derivative Assets deriving from its Investments (apart from dividends, interest payments or other payments of money, as the case may be, forming part of its Investments) deliver to the Security Trustee (or procure the delivery to the Security Trustee of) all such Derivative Assets and the certificates and documents of title to or representing the same together with each of the documents required to be duly executed, completed and delivered under and in accordance with the terms of Clause 9.2;

9.1.5  Calls:    duly and promptly pay or procure the payment of all calls, instalments and other payments in respect of any of its Investments provided that if it defaults in making any such payment, the Security Trustee may (but shall not be obliged to) pay such amounts on behalf of such Obligor and shall be reimbursed by such Obligor forthwith on demand;

9.1.6  Exercise of Voting Rights by Obligors:    (at all times when its Investments have not been legally transferred into the name of the Security Trustee) exercise any voting rights attaching to its Investments in such manner as it thinks fit provided that such voting rights shall not be exercised in any manner which is inconsistent with the security constituted or intended to be constituted by this Debenture or is in breach of any of the provisions of any of the Finance Documents and notwithstanding the foregoing, at any time after the Security Trustee becomes entitled to appoint a Receiver, procure that all voting and other rights in respect of its Investments are exercised in accordance with the Security Trustee’s instructions; and

9.1.7  Variation of rights:    not, by the exercise of any voting rights or otherwise, permit or agree to any proposed compromise, arrangement, capital reorganisation, conversion, exchange, repayment or takeover offer affecting or in respect of any of its Investments or to any variation of the rights attaching to or conferred by any of its Investments or to any conversion of any of its Investments into an uncertificated security.

9.2  Exercise of Voting Rights by Security Trustee and Dividend Entitlement

If any of the Investments of any Obligor are transferred into the name of the Security Trustee or any nominee of the Security Trustee, then (subject always to the provisions of Clause 9.1.6):-

9.2.1  the Security Trustee shall use its reasonable endeavours to procure that all voting rights attached to such Investments are exercised as such Obligor shall direct provided that the Security Trustee shall not be obliged to comply with such Obligor’s directions if, as a result, such voting rights would be exercised in any manner which (a) is inconsistent with the security constituted or intended to be constituted by this Debenture or (b) is in breach of any provision of any of the Finance Documents or (c) would or might result in permission or agreement being given to any compromise, capital reorganisation, conversion, exchange, repayment or takeover offer affecting or in respect of any of such Investments or to any variation of the rights attaching to or conferred by any of such Investments; and

9.2.2  any and all dividend and interest payments and other distributions accruing on or deriving from such Investments shall be paid to such Obligor.

9.3  Dividends and Voting Rights following Enforcement

On or at any time after the Security Trustee becomes entitled to appoint any person or persons to be a Receiver of any of the Charged Assets, the Security Trustee (or its nominee(s)) or any Receiver shall, on notice in writing to any of the Obligors, have the right (a) to exercise (or direct the exercise of) any and all voting rights attaching to any of the Investments of such Obligor in such manner as any such person so acting shall in its sole discretion think fit and (b) to receive, retain and give a good discharge for any and all payments falling due in respect of dividends or other distributions of profits or capital on or arising from any of such Investments notwithstanding that they may have accrued in respect of a period prior to the time at which the security constituted by this Debenture shall have become enforceable.

9.4  Obligors’ covenants in respect of the Quota

Each Obligor covenants with the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) that it will not:-

9.4.1  Protection of Quota:    do any act or thing, or make any omission, which would or may cause the Obligor’s entitlement to, allocation of, or enjoyment or use of its Quota to be cancelled, forfeited, surrendered, reduced or otherwise impaired, or which would result in the Obligor’s registration with the Trade Department of the Government of Hong Kong being cancelled; or

9.4.2  Sale or transfer of Quota:    sell, transfer, assign or otherwise dispose of all or any part of its Quota to any third party except with the Security Trustee’s prior written consent, and provided always that any such sale, transfer, assignment or disposal shall be on terms that it shall not affect the Obligor’s Quota allocation for any subsequent year. For the purposes of this Clause 9.4.2, the parties hereby acknowledge that the Security Trustee’s consent to the temporary transfer of Quota by any Obligor may be given by the Security Trustee in advance on a monthly basis, subject to such conditions (including without limitation any conditions or restrictions as to the price of such transfer and/or the application of any consideration received by the Obligor in respect of such transfer) as the Security Trustee may from time to time specify, and further subject to the Security Trustee’s overriding right to cancel or withdraw such consent at any time forthwith upon written notice to the Obligor.

10   NEGATIVE PLEDGE

Each Obligor agrees that it will not, save as permitted under the Facility Agreement or this Debenture:-

10.1  Encumbrances:    create or permit to subsist any Encumbrance on or over its Charged Assets (save and except for any Permitted Encumbrance) or any interest therein ranking in priority to, pari passu with or subsequent to the security constituted or intended to be constituted by this Debenture; or

10.2  Disposals:    sell, transfer, assign, lease out, lend or otherwise dispose of (whether outright, by a sale and repurchase or sale and leaseback arrangement or otherwise), or grant any rights (whether of pre-emption or otherwise) over its Charged Assets or any interest therein nor enter into any agreement to do any of the same other than where such agreement is conditional upon the consent of the Security Trustee being obtained (save in the ordinary course of its operations in the case of assets of such Obligor charged by this Debenture by way of floating charge only).

11   FURTHER ASSURANCE AND PERFECTION OF SECURITY

11.1  Further Assurance

11.1.1  Each Obligor shall execute in favour of the Security Trustee (as trustee for and on behalf of each of the Beneficiaries), or as the Security Trustee may otherwise direct, such further assignments, transfers, mortgages, charges or other encumbrances as in each such case the Security Trustee shall stipulate over its Charged Assets for the purpose of more effectively providing security for the payment, performance and discharge of the Secured Obligations or of enabling the Security Trustee to vest any of its Charged Assets in the Security Trustee or its nominee(s).

11.1.2  Each Obligor shall, whenever requested by the Security Trustee and at such Obligor’s cost, affix to such of its Charged Assets or endorse or cause to be endorsed on such documents as the Security Trustee shall in each case stipulate, labels, signs or memoranda in such form as the Security Trustee shall require (but not so as to impede or restrict the normal use or operation thereof) referring or drawing attention to the security constituted or intended to be constituted by this Debenture.

11.2  Conversion of Floating Charge

11.2.1  Without prejudice to the security constituted or intended to be constituted by this Debenture, the Security Trustee may at any time by notice in writing to any Obligor convert the floating charge created by such Obligor pursuant to Clause 2.2 with immediate effect into a specific charge as regards any of the Charged Assets of such Obligor specified in the notice:-

(a)  at any time after the Security Trustee becomes entitled to appoint a Receiver notwithstanding it may elect not to do so; or

(b)  if the Security Trustee considers such Charged Assets to be in danger of seizure, distress, attachment, execution, diligence or other legal process or to be otherwise in jeopardy.

11.2.2  The floating charge created by each Obligor pursuant to Clause 2.2 shall (in addition to the circumstances in which the same will occur under general law) automatically be converted into a fixed charge:-

(a)  upon the presentation of a petition for an administration order or a winding up order to be made in relation to any Obligor;

(b)  if any Obligor fails to comply with its obligations under Clause 10;

(c)  upon any person taking any step with a view to levying distress against any of the Charged Assets of any Obligor or any judgment creditor taking any step with a view to enforcing against any of the Charged Assets of any Obligor a judgment obtained against such Obligor whether by a warrant of execution, writ of fieri facias, garnishee order, charging order or otherwise; or

(d)  if any other floating charge created by any Obligor crystallises for any reason.

11.2.3  Service by the Security Trustee of a notice pursuant to Clause 11.2.1 in relation to any class of the Charged Assets of any Obligor shall not be construed as a waiver or abandonment of the Security Trustee’s right to serve similar notices in respect of any other class of the Charged Assets of that or any other Obligor or its or any Beneficiary’s other rights under this Debenture.

11.3  Security in Jeopardy

If at any time it shall appear to the Security Trustee that any of the Charged Assets of any Obligor shall be in danger of seizure, distress, attachment, execution, diligence or other legal process, or that the security constituted or intended to be constituted by this Debenture over such Charged Assets shall for any other reason be in jeopardy, the Security Trustee shall be entitled without notice to such Obligor to take possession of and hold the same or to appoint a Receiver of such Charged Assets. The provisions of Clause 12 shall govern the appointment, removal and powers of a Receiver appointed under this Clause 11.3 as if he were a Receiver appointed under Clause 12.

12   RECEIVER

12.1  Appointment of Receiver

If:-

12.1.1  any Obligor requests that a Receiver be appointed; or

12.1.2  the Security Trustee becomes aware of the intention of any party to petition for an administration order or a winding up order to be made in relation to any Obligor or any such petition is presented; or

12.1.3  any Obligor fails duly and punctually to perform or discharge any of the Secured Obligations or any Event of Default occurs under the Facility Agreement,

then at any time or times thereafter the Security Trustee may by writing under its common or corporate seal (as the case may be) or under the hand of any director, manager or other authorised signatory for the time being of the Security Trustee or by deed appoint any person or persons to be a Receiver of any of the Charged Assets of any of the Obligors and of the rights of the Security Trustee contained in this Debenture in relation thereto.

12.2  Joint Receivers

Where two or more persons are appointed to be a Receiver, the Security Trustee may in the appointment declare whether any act required or authorised to be done by a Receiver is to be done by any one or more of them for the time being holding office and, subject thereto, any such persons may act jointly and/or severally.

12.3  General Powers of Receiver

Any Receiver of any of the Charged Assets of any Obligor shall (subject to any limitations or restrictions which the Security Trustee may in its absolute and unfettered discretion incorporate in the deed or other instrument appointing him but notwithstanding the liquidation, winding-up, or dissolution at any time of such Obligor and whether or not any such Receiver shall be an administrative receiver) have:-

12.3.1  all the powers conferred from time to time on receivers (whether administrative receivers or otherwise) by law and/or statute (including the Companies Ordinance and/or the Bankruptcies Ordinance);

12.3.2  power on behalf and at the cost of such Obligor and whether in the name of such Obligor or otherwise to exercise all the powers and rights of an absolute owner and do or omit to do anything which such Obligor could do or omit to do or could have done or omitted to do but for any incapacity or the appointment of a liquidator, administrator or like officer in relation to such Obligor or its Charged Assets; and

12.3.3  power to use the name of such Obligor in connection with the exercise of any of such powers and, without prejudice to the generality of the provisions of Clauses 12.3.1 and 12.3.2, on behalf and at the cost of, and in the name of such Obligor or otherwise, the powers referred to in Clause 12.4.

12.4  Specific Powers of Receiver

Subject as stated above, any Receiver shall, in relation to any Obligor and the Charged Assets of such Obligor in respect of which it is appointed, have the power to:-

12.4.1  enter the Property of such Obligor for any purpose connected with the conduct of his receivership and take possession of, collect and get in such Charged Assets, exercise in respect of the Investments of such Obligor all voting or other powers or rights available to a registered holder thereof in such manner as he may think fit, give instructions and generally exercise any of the rights of such Obligor under any contract with any third party in relation to such Charged Assets, including any building contract and/or contract with any professionals engaged in connection with any works carried out at the Property of such Obligor and make any arrangement or compromise or enter into, renew and/or cancel any contracts and bring, defend or discontinue any action or proceedings (including proceedings for the compulsory winding-up of such Obligor) or submit to arbitration in the name of such Obligor or otherwise, in each case as may seem expedient to him;

12.4.2  carry on, manage, develop, reconstruct, amalgamate or diversify (or concur in managing, developing, reconstructing, amalgamating or diversifying) the business of such Obligor or any part thereof or concur in so doing;

12.4.3  purchase, acquire, accept a lease or licence of and/or any other interest in and/or develop or improve properties or other assets without being responsible for loss or damage;

12.4.4  raise or borrow any money (including, without limitation, money for the completion, with or without modification, of any building on the Property of such Obligor in the course of construction and any development or project in which such Obligor was engaged) from, or incur any other liability to, the Security Trustee and/or any of the Beneficiaries and/or others on such terms as he may think fit and secure the payment of any such money and liabilities, whether or not in priority to the Secured Obligations, in such manner as he shall think fit and with or without any encumbrance on or affecting any of such Charged Assets and enter into any form of hedging arrangement, whether in relation to any such borrowing or any Secured Obligation or otherwise, on such terms as he shall think fit;

12.4.5  sell by public auction or private contract, convey, transfer, assign, let, surrender or accept surrenders, grant licences or otherwise dispose of or deal with such Charged Assets or concur in so doing in such manner, for such consideration and generally on such terms and conditions as he may think fit;

12.4.6  sever plant, machinery and other fixtures and sell them separately from that part of any Property of such Obligor containing them and pending any such sale use the same without cost to the Receiver and without any liability to such Obligor in connection with the use thereof;

12.4.7  promote the formation of companies with a view to the same purchasing, leasing, licensing or otherwise acquiring interests in such Charged Assets, or otherwise arrange for such companies to trade or cease to trade and to purchase, lease, license or otherwise acquire any of such Charged Assets on such terms and conditions whether or not including payment by instalments secured or unsecured as he may think fit;

12.4.8  make and effect such repairs, renewals and improvements to such Charged Assets as he may think fit and maintain, renew, take out or increase insurances;

12.4.9  appoint managers, agents, officers and employees for any of the purposes set out in Clauses 12.3 and 12.4 or to guard or protect such Charged Assets at such salaries and commissions and for such periods and on such terms as he may determine and may dismiss the same;

12.4.10  make calls, conditionally or unconditionally, on the members of such Obligor in respect of uncalled capital;

12.4.11  exercise for and on behalf of such Obligor all the powers and provisions conferred on a landlord or a tenant by any applicable legislation from time to time in force relating to rents or agriculture in respect of any part of the Property of such Obligor but without any obligation to exercise any of such powers and without any liability in respect of powers so exercised or omitted to be exercised; and

12.4.12  sign any document, execute any deed and do all such other acts and things, whether in the name of such Obligor or otherwise, in relation to, or as may be considered by him to be incidental or conducive to, any of the matters or powers aforesaid or to the protection and/or realisation of the security constituted or intended to be constituted by this Debenture.

12.5  Receiver as Agent

Any Receiver of any of the Charged Assets of any Obligor shall, so far as the law allows, be deemed to be the agent of such Obligor for all purposes and such Obligor shall be solely responsible for his acts, defaults, contracts, engagements, omissions, losses, liabilities, misconduct and remuneration and neither the Security Trustee nor any of the Beneficiaries shall be under any liability whatsoever in such regard.

12.6  Remuneration

The remuneration of the Receiver shall be such sum or rate payable in such manner as may be agreed between him and the Security Trustee at or at any time after his appointment.

12.7  Removal

The Security Trustee may from time to time under its common or corporate seal (as the case may be) or under the hand of any director, manager or other authorised signatory for the time being of the Security Trustee or by deed remove any Receiver appointed by it and, in the case of an administrative receiver, may at any time and from time to time apply to the court for removal of any administrative receiver appointed by it and may, whenever it may deem it expedient, appoint or as the case may be apply to the court for the appointment of another qualified person as a new Receiver in place of any Receiver whose appointment may for any reason have terminated.

12.8  Application of Proceeds

Any Receiver shall (so far as the law allows) apply all monies received by him in the following order:-

12.8.1  in the payment of any costs, charges and expenses of or incidental to the Receiver’s appointment, the payment of his remuneration and the payment and discharge of any other Expenses incurred by or on behalf of the Receiver;

12.8.2  in or towards payment of any debts or claims which are by statute payable in preference to the Secured Obligations but only to the extent to which such debts or claims have such preference; and

12.8.3  in or towards payment and discharge of the balance of the Secured Obligations in accordance with Clause [            ] of the Facility Agreement.

13   VARIATION AND EXTENSION OF STATUTORY POWERS

13.1  Statutory Powers Generally

The powers conferred on mortgagees or receivers (including administrative receivers) by the Companies Ordinance shall apply to this Debenture except insofar as they are expressly or impliedly excluded and where there is any ambiguity or conflict between the powers contained in the Companies Ordinance and those contained in this Debenture the terms of this Debenture shall (so far as the law allows) prevail.

13.2  Mortgagee in Possession

It is agreed and declared that no exercise (whether by the Security Trustee or any Receiver) of any of the powers contained in this Debenture shall render the Security Trustee or any Receiver liable as mortgagee in possession in respect of any of the Charged Assets of any Obligor or liable for any loss or damage (including, without limitation, loss upon realisation of any of the Charged Assets) save where caused by gross negligence or wilful default on the part of the Security Trustee or any Receiver.

13.3  Protection for Third Parties

No third party dealing with the Security Trustee or any Receiver or its or his agents shall, whether before, on or after any contract, disposition or assurance in relation to any Charged Assets in such third party’s favour be concerned to enquire whether the Secured Obligations have become payable or whether any power which the Security Trustee or any Receiver purports to exercise has become exercisable or whether any of the Secured Obligations remain undischarged or to see to the application of any money paid to the Security Trustee or any Receiver, nor shall any such third party lending any money to a Receiver be concerned to enquire as to the propriety or purpose of the exercise of such power or as to the application of any money so borrowed.

13.4  Delegation

The Security Trustee or any Receiver may at any time delegate by power of attorney or in any other manner to any person or persons any of the powers (including the power of attorney contained in Clause 15.1), authorities and discretions which are for the time being exercisable by the Security Trustee or any Receiver under this Debenture in relation to the Charged Assets of any Obligor. Any such delegation may be made upon such terms (including power to sub-delegate) and subject to such regulations as the Security Trustee or any Receiver may think fit. Neither the Security Trustee nor any Receiver shall, save for their wilful default or gross negligence, be in any way liable or responsible to any Obligor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

13.5  Suspense Accounts

The Security Trustee and any Receiver may place and keep (for such time as it or he shall consider prudent) any money received, recovered or realised from any Obligor or in relation to any Charged Assets of such Obligor pursuant to this Debenture in a separate suspense account (to the credit of either such Obligor or the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) as the Security Trustee shall think fit) without any obligation to apply the same or any part thereof in or towards the discharge of the Secured Obligations.

13.6  Security Trustee’s Power to Remedy Breaches

If at any time any Obligor fails to perform any of the covenants contained in this Debenture it shall be lawful for the Security Trustee, but the Security Trustee shall have no obligation, to take such action on behalf of such Obligor (including, without limitation, the payment of money) as may in the Security Trustee’s reasonable opinion be required to ensure that such covenants are performed. Any losses, costs, charges and expenses incurred by the Security Trustee in taking such action shall be reimbursed by such Obligor on demand.

14   CONTINUING SECURITY

14.1  Subsequent Charges

14.1.1  If the Security Trustee receives notice (whether actual or constructive) of any subsequent encumbrance or other interest affecting any of the Charged Assets of any Obligor, or of any other matter which may cause the security constituted or intended to be constituted by this Debenture to cease to be a continuing security the Security Trustee may open a new account or accounts for such Obligor.

14.1.2  If the Security Trustee does not open a new account for an Obligor pursuant to Clause 14.1.1 then, unless the Security Trustee shall notify such Obligor to the contrary, it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by or on behalf of such Obligor to the Security Trustee shall be credited or deemed to have been credited to the new account and shall not operate to reduce the amount due from such Obligor at the time when it received such notice.

14.2  General

The security constituted by this Debenture shall be a continuing security notwithstanding any settlement of account or other matter whatsoever and is in addition to and shall not merge with or otherwise prejudice or affect (or be prejudiced or affected by) the security constituted by any encumbrance, guarantee or other assurance now or hereafter held by any of the Beneficiaries or any right or remedy of any of the Beneficiaries in respect of the same and shall not be in any way prejudiced or affected by the invalidity thereof, or by any of the Beneficiaries now or hereafter dealing with, exchanging, releasing, modifying or abstaining from perfecting or enforcing any of the same, or any rights which it may now or hereafter have, or giving time for payment or indulgence or compounding with any other person liable.

15   POWER OF ATTORNEY

15.1  Appointment

Each Obligor, by way of security and in order more fully to secure the performance of such Obligor’s obligations under this Debenture, irrevocably appoints the Security Trustee and the persons deriving title under it and separately any Receiver jointly and severally to be its attorney or attorneys for and in the name and on behalf and as the act and deed or otherwise of such Obligor to execute under its common or corporate seal (as the case may be) or as a deed or under hand (as applicable) and deliver and do all such assurances, acts and things which such Obligor is required to execute and do under the covenants contained in this Debenture (including, without limitation, to make any demand upon or to give any notice, receipt or discharge to any person owing monies to such Obligor for any monies comprised in its Charged Assets and to execute under its common or corporate seal (as the case may be) or as a deed or under hand (as applicable) and deliver any charges, mortgages, assignments or other encumbrances and to execute, seal, deliver or otherwise perfect or complete any transfers or other documents which the Security Trustee or any such Receiver may require to perfect its title to any of the Investments of such Obligor or to vest any of such Investments or any entitlement thereto in the Security Trustee or any of its nominee(s) or any such Receiver) and generally in its name and on its behalf to exercise any of the powers, authorities and discretions conferred by or pursuant to this Debenture or by statute on the Security Trustee or any such Receiver, and (without prejudice to the generality of the foregoing) to execute under its common or corporate seal (as the case may be) or as a deed or under hand (as applicable) and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it or he may reasonably deem proper in or for the purpose of exercising any of such powers, authorities and discretions and, in relation to the proceeds of any claim under any Policy in which such Obligor is interested, to sign and give a good receipt therefor for and on behalf of such Obligor.

15.2  Ratification

Each Obligor covenants with the Security Trustee (as trustee for and on behalf of each of the Beneficiaries) and separately with any Receiver that, on request, it will ratify and confirm all security agreements, documents, acts and all transactions entered into by the Security Trustee or any Receiver (or by such Obligor at the instance of the Security Trustee or any Receiver) in the exercise or purported exercise of its or his powers and such Obligor irrevocably acknowledges and agrees that the power of attorney contained in Clause 15.1 is given to secure the proprietary interest of, and the performance of obligations owed to, the respective donees within the meaning of the Powers of Attorney Act Ordinance.

16   INDEMNITIES

16.1  General

Each Obligor agrees to indemnify each Beneficiary and any Receiver on demand against all losses, actions, claims, expenses, demands or liabilities whether in contract, tort or otherwise now or hereafter incurred by any of them or by any manager, agent, officer or employee for whose liability, act or omission any of them may be answerable for anything done or omitted in the exercise or purported exercise of the powers contained in this Debenture or occasioned by any breach by such Obligor of any of its covenants or other obligations under this Debenture or otherwise arising out of or in connection with the Charged Assets of such Obligor or the security constituted or intended to be constituted by this Debenture.

17   NO WAIVER

No failure or delay by any Beneficiary in exercising any right or remedy shall operate as a waiver thereof, nor shall any single or any partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy as though no waiver had been made and no relaxation or indulgence granted.

18   PAYMENTS AND DISCHARGE

18.1  Payment without Deduction

All payments to be made to any person under this Debenture shall be made free and clear of and (save as required by law) without any deduction for or on account of any tax, withholding, charges, set-off or counterclaim. All payments shall be made into such account or accounts as the Security Trustee may from time to time specify for that purpose.

18.2  Reinstatement

Any settlement or discharge under this Debenture between the Security Trustee and any Obligor shall be conditional upon no security or payment to the Security Trustee or any Beneficiary by such Obligor or any other person being avoided or set aside or ordered to be refunded or reduced by or pursuant to any applicable law or regulation and, if such condition is not satisfied, the Security Trustee shall be entitled to recover from such Obligor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

18.3  Releases

Without prejudice to any of the terms of the Facility Agreement regarding the giving of consents, releases and/or discharges to any Obligor (whether to facilitate any disposition in relation to any of the Charged Assets of any Obligor or otherwise) the Security Trustee shall, at the request and cost of the Obligors following the irrevocable payment and discharge of the Secured Obligations (with none of the Beneficiaries being under any further obligation, actual or contingent, to any Obligor) and provided that the security constituted by this Debenture shall not have been enforced, and the Security Trustee is satisfied that such payment is not subject to avoidance or liable to be set aside, refunded or reduced as referred to in Clause 18.2, duly execute and do all such deeds, acts and things as may be necessary to release from the security constituted by this Debenture the assets which are then subject to it. Each Obligor agrees that if any of its Investments charged by this Debenture are released from such charge, the Security Trustee may release securities of the same class and denomination as the Investments concerned rather than the identical Investments deposited or transferred under this Debenture.

19   CURRENCY

Any amount received or recovered by the Security Trustee in respect of any sum expressed to be due to it (whether for itself or as trustee for any other person) from any Obligor under this Debenture in a currency other than the currency (the “contractual currency”) in which such sum is so expressed to be due (whether as a result of, or of the enforcement of, any judgment or order of a court or tribunal of any jurisdiction, the winding-up of an Obligor or otherwise) shall only constitute a discharge to such Obligor to the extent of the amount of the contractual currency that the Security Trustee is able, in accordance with its usual practice, to purchase with the amount of the currency so received or recovered on the date of receipt or recovery (or, if later, the first date on which such purchase is practicable). If the amount of the contractual currency so purchased is less than the amount of the contractual currency so expressed to be due such Obligor shall indemnify the Security Trustee against any loss sustained by it as a result, including the cost of making any such purchase.

20   NOTICES

20.1  General

Any demand, notice or other communication to be made on or delivered to an Obligor hereunder or in respect of the Secured Obligations shall be made or delivered by facsimile transmission (referred to as “fax”) or otherwise in writing and shall be treated as having been served if served in accordance with Clause 20.2. Each demand, notice or other communication to be made on or delivered to any party to this Debenture may (unless that party has by 15 days’ written notice to the other party or parties specified another address or fax number) be made or delivered to that other person at its registered office or the following addresses or fax numbers:-

Tarrant Company Limited

Address:   13th Floor, Lladro Centre, 72-80 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

Fax:          852-2343 2801

Attention: Mr Paul Lau and/or Mr Henry Chu

Marble Limited

Address:   13th Floor, Lladro Centre, 72-80 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

Fax:          852-2343 2801

Attention: Mr Paul Lau and/or Mr Henry Chu

Trade Link Holdings Limited

Address:   13th Floor, Lladro Centre, 72-80 Hoi Yuen Road, Kwun Tong, Kowloon, Hong Kong.

Fax:          852-2343 2801

Attention: Mr Paul Lau and/or Mr Henry Chu

UPS Capital Global Trade Finance Corporation

Address:   35 Glenlake Parkway, NE, Atlanta, GA 30328, U.S.A.

Fax:          1 404-828-4408

Attention: Kurt A. Niemeyer (Relationship Manager)

20.2  Mode of Service

Service may be made on any Obligor:-

20.2.1  personally on any director or the company secretary of such Obligor;

20.2.2  by leaving it at the address for service of such Obligor referred to in Clause 20.1;

20.2.3  by sending it through the post to the address for service of such Obligor referred to in Clause 20.1; or

20.2.4  by fax to the fax number of such Obligor and so that any fax shall be deemed to be in writing and, if it bears the signature of the server or its authorised representative or agent, to have been signed by or on behalf of the server.

20.3  Deemed Service

Any demand, notice or other communication shall be served or treated as served at the following times:-

20.3.1  in the case of service personally or in accordance with Clause 20.2.2, at the time of such service;

20.3.2  in the case of service by post, at 9.00 a.m. on the working day next following the day on which it was posted or, in the case of service to or from an address outside Hong Kong, at 9.00 a.m. on the fourth working day following the day on which it was posted; and

20.3.3  in the case of service by telex or fax, if sent before 9.00 a.m. on a working day, at 11.00 a.m. on the same day, if sent between 9.00 a.m. and 5.30 p.m. on a working day, two hours after the time of such service or, if sent after 5.30 p.m. on a working day, or if sent on a day other than a working day, at 9.00 a.m. on the next following working day.

For the purpose of this Clause 20 the term “working day” shall mean a day (other than a Saturday or a Sunday) upon which the recipient of any demand, notice or other communication is normally open for business in the country of its address for service referred to in Clause 20.1 and references to any time of day shall be construed as references to the time of day in such country.

20.4  Proof of Service

In proving service of a demand, notice or other communication served:-

20.4.1  by post, it shall be sufficient to prove that such demand, notice or other communication was correctly addressed, full postage paid and posted; and

20.4.2  by fax, it shall be sufficient to prove that the fax was followed by such machine record as indicates that the entire fax was sent to the relevant number.

21   TRUSTEE PROVISIONS

21.1  Declaration of Trust

The Security Trustee shall hold the security constituted by this Debenture and the benefit of all related rights in trust for the benefit of the Beneficiaries on the terms and subject to the conditions set out in this Debenture and the Facility Agreement.

22   LAW AND JURISDICTION

22.1  Law

This Debenture and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of Hong Kong.

22.2  Jurisdiction

22.2.1  Submission:    Each of the parties to this Debenture (other than the Security Trustee) agrees for the benefit of the Security Trustee that the courts of Hong Kong shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Debenture and, for such purposes, irrevocably submits to the jurisdiction of such courts.

22.2.2  Forum:    Each Obligor irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 22.2.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Debenture and agrees not to claim that any such court is not a convenient or appropriate forum.

22.2.3  Other competent jurisdictions:    The submission to the jurisdiction of the courts referred to in Clause 22.2.1 shall not (and shall not be construed so as to) limit the right of the Security Trustee to take proceedings against any Obligor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

IN WITNESS whereof each Obligor has duly executed this Debenture as a deed and intends to deliver and hereby delivers the same on the date first above written and, prior to such delivery, this Debenture has been duly signed on behalf of the Security Trustee, in the manner appearing below.

SCHEDULE 1

THE OBLIGORS

	Company Name	Company Number

1.	Tarrant Company Limited	163310

2.	Marble Limited	399753

3.	Trade Link Holdings Limited	592076

SCHEDULE 2

THE SECURITIES

Obligor	Name of company in which the Securities are held	Issued share capital	Description and number of shares	Share certificate numbers
Tarrant Company Limited	1. Marble Limited	HK$2.00 divided into 2 ordinary shares of HK$1.00 each	1 share held by Tarrant Company Limited	- 6 -
			1 share held by Tam Yuet Ngan Grace on trust for Tarrant Company Limited	- 7 -

	2. Trade Link Holdings Limited	HK$2.00 divided into 2 ordinary shares of HK$1.00 each	1 share held by Tarrant Company Limited	- 1 -
			1 share held by Tam Yuet Ngan Grace on trust for Tarrant Company Limited	- 3 -

SCHEDULE 3

QUOTA

	Obligor	Quota
1.	Tarrant Company Limited	Government allocation for the USA for the Year 2002

		Cat No.	Unit	Total

		218R/225/317/326 237 GP II BCQ 335 336 341 342 347 348 635 636 641 642 647 648	SQM DOZ ESM DOZ DOZ DOZ DOZ DOZ DOZ DOZ DOZ DOZ DOZ DOZ DOZ	145 9,991 417,383 6,133 3,110 17,408 23,101 5,121 48,179 929 31 338 421 78 3,736

2.	Marble Limited	Government allocation for the USA for the Year 2002

		Cat No.	Unit	Total

		GP II BCQ 335 336 341 342 347 348	ESM DOZ DOZ DOZ DOZ DOZ DOZ	2,142 109 17 408 455 653 1,790

Government allocation for Canada for the Year 2002

		Cat No.	Unit	Total

		1B 4B 5A 5B	PCS PCS PCS PCS	1,860 7,611 6,047 4,399

Government allocation for the EU for the Year 2002

		Cat No.	Unit	Total

		6A	PCS	35,728

3.	Trade Link Holdings Limited	Government allocation for the USA for the Year 2002

		Cat No.	Unit	Total

		335 341 347 348 359(1) 359(2) 641 648	DOZ DOZ DOZ DOZ KG KG DOZ DOZ	1,120 10,000 624 19,717 6,649 18,621 599 162

THE OBLIGORS

THE COMMON SEAL of	)
TARRANT COMPANY LIMITED	)
was hereunto affixed in the presence of:	)
)

/s/ illegible
Director

/s/ Paul Lau
Direct or/Secretary

THE COMMON SEAL of	)
MARBLE LIMITED	)
was hereunto affixed in the presence of:	)
)

/s/ illegible
Director

/s/ Paul Lau
Director/Secretary

THE COMMON SEAL of	)
TRADE LINK HOLDINGS LIMITED	)
was hereunto affixed in the presence of:	)
)

/s/ illegible
Director

/s/ Paul Lau
Director/Secretary

THE SECURITY TRUSTEE

SIGNED by	)
For and on behalf of	)	/s/ Joseph Guerris
UPS CAPITAL GLOBAL TRADE	)
FINANCE CORPORATION	)
in the presence of:-

s/s Sanjeev Chopra
Signature of witness

Sanjeev Chopra
Full name and address of witness

35 Glenlake Pkwy.
Atlanta, GA 30328